Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders

Nuveen Investment Trust
333-03715
811-07619

A special meeting of the shareholders of each of the funds in Nuveen Investment Trust (the
Trust)
was held July 26, 2005.

The purpose of the meeting was to

1. elect nine (9) trustees to serve until
2. their successors shall have been duly
3. elected and qualified;

Approval of the Board Members was
reached as follows:

Robert P. Bremner
For 39,687,159
Withhold 452,714

Lawrence H. Brown
For   39,675,400
Withhold 464,473

Jack B. Evans
For  39,668,455
Withhold  451,418

William C. Hunter
For 39,683,590
Withhold  456,283

David J. Kundert
For 39,674,401
Withhold  465,472

William J. Schneider
For 39,691,732
Withhold  448,141

Timothy R. Schwertfeger
For 39,685,415
Withhold  454,458

Judith M. Stockdale
For 39,667,671
Withhold  472,202

Eugene S. Sunshine
For  39,664,410
Withhold  475,463

4. approve a new Investment
5. Management Agreement .

Nuveen Large-Cap Value Fund:
The number of shares voted in the
affirmative:  16,929,452
and
the number of negative votes:  285,739

Nuveen Balanced Stock and Bond Fund:
The number of shares voted in the
affirmative:  1,971,343
and
the number of negative votes:  23,873

Nuveen Balanced Municipal and Stock Fund:
The number of shares voted in the
affirmative:  3,031,817
and
the number of negative votes:  28,884

Nuveen NWQ Multi-Cap Value Fund:
The number of shares voted in the
affirmative:
17,068,480 and
the number of negative votes:  116,293

6. approve new Sub-Advisory
7. Agreements.

Approval of the new sub-advisory agreement between Nuveen Asset Management and
Institutional Capital Corporation was reached as follows:

Nuveen Large-Cap Value Fund:
The number of shares voted in the
affirmative:  16,899,371
and
the number of negative votes:  298,296

Nuveen Balanced Stock and Bond Fund:
The number of shares voted in the
affirmative:  1,977,549
and
the number of negative votes:  24,162

Nuveen Balanced Municipal and Stock Fund:
The number of shares voted in the
affirmative:  3,024,003
and
the number of negative votes:  27,632

Approval of the new sub-advisory agreement between Nuveen Asset Management and
NWQ Investment Management Company
was reached as follows:

Nuveen NWQ Multi-Cap Value Fund:
The number of shares voted in the
affirmative:
17,090,291and
the number of negative votes:  120,740

Proxy materials are herein incorporated by reference to the SEC filing on June 16, 2005, under Conformed Submission Type DEF 14A, accession number 0000950137-05-007435.